EXHIBIT 2

Telephone: (876) 906-2414-7 Facsimile: (876) 754-5158 E-Mail: attorneygeneral@agc.gov.jm Reference Number: 004-AK363	ATTORNEY GENERAL’S CHAMBERS 1st Floor – North Tower NCB Towers 2 Oxford Road Kingston 5

September 3, 2013

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

U.S.A.

Ladies and Gentlemen:

In the capacity of Solicitor General of Jamaica, the undersigned has acted as counsel for the Government of Jamaica (“Jamaica”) with respect to Jamaica’s issuance of 8.50% Amortizing Notes Due 2021 (the “Jamaica Notes”) in the aggregate amount of U.S.$161,904,731 in the form of a takedown from Jamaica’s Registration Statement No. 333-178979 under Schedule B (the “Registration Statement”), filed with the Securities and Exchange Commission of the United States of America (the “Commission”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”). This offering of the Notes is being done as an exchange offer (the “Exchange Offer”) to Eligible Holders (as defined in the Invitation Statement (as defined below)) of outstanding 8.50% Amortizing Notes due 2021 (the “CAP Notes”) issued by Clarendon Alumina Production Limited (“CAP”).

A. DOCUMENTS

In arriving at the opinion expressed below, the undersigned has reviewed the following documents:

(i)	the Registration Statement, as filed with the U.S. Securities and Exchange Commission (the “Commission”);

(ii)	the prospectus dated July 11, 2013, as filed with the Commission (the “Prospectus”);

(iii)	the prospectus supplement, dated July 31, 2013, as filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act (the “Prospectus Supplement” and, together with the Prospectus, the “Invitation Statement”) specifically relating to the Jamaica Notes;

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(iv)	an executed copy of the fiscal agency agreement dated June 20, 2002 (the “2002 Fiscal Agency Agreement”), among Jamaica, Deutsche Bank Trust Company Americas (as Fiscal Agent, Principal Paying Agent and Registrar (the “Fiscal Agent”)) and Deutsche Bank Luxembourg S.A (as Paying Agent and Transfer Agent) (the “Luxembourg Paying Agent” and, together with the Fiscal Agent, the “Agents”)), the supplemental fiscal agency agreement, dated September 3, 2013 (the “Supplemental Fiscal Agency Agreement” and, together with the 2002 Fiscal Agency Agreement, the “Fiscal Agency Agreement”);

(v)	the Jamaica Notes; and

(vi)	the originals or copies certified or otherwise identified of such other documents, including Jamaican statutory instruments, deemed necessary for providing the opinion hereinafter expressed.

B. ASSUMPTIONS

In giving this opinion, the undersigned has assumed the following (without independent verification):

1.	The legal capacity of the natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.	The conformity to original documents and the completeness of all documents submitted to me (i) as certified or confirmed copies or photocopies, or (ii) by facsimile transmission and the authenticity of the originals of such documents;

3.	That the certificates and other documents to which I have referred herein were when made, and remain, accurate, and there have been no variations to any such certificates or documents;

4.	That insofar as any obligation is to be performed in a jurisdiction other than Jamaica, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5.	That each of the parties to the Fiscal Agency Agreement has satisfied or will satisfy any applicable legal requirement under any law other than the laws of Jamaica to the extent necessary to make the Fiscal Agency Agreement and the Jamaica Notes (with respect to Jamaica) enforceable against each of them.

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C. LIMITATIONS

Our opinion herein expressed is subject to the following limitations:

1.	We have not investigated and do not express any opinion as to the laws of any jurisdiction other than the Laws of Jamaica, in effect on the date of this opinion, and to the extent they are normally applicable in relation to transactions of the type provided in the documents listed at A(i)-(vi) above.

2.	We express no opinion as to matters of fact.

D. OPINION

Based on the foregoing, it is the opinion of the undersigned that, subject to compliance with the requirements of the Public Debt Management Act, 2012, the execution and delivery of the Jamaica Notes were duly authorized by all the necessary action of Jamaica and, when authenticated in accordance with the Fiscal Agency Agreement and duly delivered, the Notes when issued constituted valid and legally binding obligations of Jamaica enforceable against Jamaica in accordance with their terms, subject as to enforcement to legal and equitable limitations relating to or affecting enforceability generally applicable to obligations of sovereigns.

The foregoing opinion is limited to the laws of Jamaica as at the date of this opinion.

I hereby consent to the filing of this opinion as an exhibit to Amendment No. 2 to the Annual Report of the Government of Jamaica on Form 18-K for the year ended March 31, 2012, and to the references to the Attorney General’s Chambers under the caption “Validity of the Notes” in the Prospectus Supplement. In giving such consent, I do not thereby admit that the Attorney General’s Chambers is in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission.

Yours faithfully,

/s/ Nicole Foster-Pusey
Nicole Foster-Pusey Q.C.
Solicitor General

Copy:	Financial Secretary
Ministry of Finance and the Public Service
Attention: Mrs. Pamella McLaren